SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: February 20, 2003

                         COMMISSION FILE NUMBER 2-78658


                          INTRUST FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)


                   Kansas                           48-0937376

       (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)           Identification No.)




                  105 North Main Street, Wichita, Kansas 67202
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (316) 383-1111



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On February 20, 2003, INTRUST Financial Corporation announced that it would redeem the 8.24% Cumulative Trust Preferred Securities (AMEX: IKT.PR.A), issued by INTRUST Capital Trust, on March 21, 2003. The redemption price is equal to the $25.00 liquidation amount of each security plus all accrued and unpaid distributions per security up to the redemption date.

         Information regarding this announcement is set forth in the press release dated February 20, 2003, attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Exhibits.

         99.1     Press Release dated February 20, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTRUST FINANCIAL
                                   CORPORATION

Date:   February 20, 2003                By:  /s/ Jay Smith
                                         ------------------------------------
                                         Name:   Jay Smith
                                         Title:  Chief Financial Officer









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                                  EXHIBIT INDEX



Exhibit No.                Document

99.1                       INTRUST Financial Corporation press release dated
                           February 20, 2003


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                                  EXHIBIT 99.1



PRESS RELEASE                                                February 20, 2003

For additional information please contact
Jay Smith, Chief Financial Officer:  316-383-1596


         INTRUST Financial Corporation to Redeem $57.5 Million of 8.24%
                      Cumulative Trust Preferred Securities


Wichita, Kansas - INTRUST Financial Corporation, parent company of INTRUST Capital Trust, announced today that all of its outstanding 8.24% Cumulative Trust Preferred Securities (Amex: IKT.PR.A.) will be redeemed effective March 21, 2003 at a redemption price of $25.00 per security plus accumulated and unpaid distributions through the redemption date. $57.5 million of the 8.24% Cumulative Trust Preferred Securities are currently outstanding.

U.S. Bank National Association, property trustee of the 8.24% Cumulative Trust Preferred Securities, will notify the holders of the redemption of these securities.